Exhibit 23.1

Chisholm                                        533 West 2600 South, Suite 25
  Bierwolf &                                            Bountiful, Utah 84010
    Nilson, LLC                                         Phone: (801) 292-8756
Certified Public Accountants                              Fax: (801) 292-8809




     CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Pacific WebWorks, Inc., with respect to our report dated February 3, 2006 on the financial statements included in the Annual Report (Form 10-KSB) for the fiscal year ended December 31, 2005 and the Quarterly Report (Form 10-QSB) for the quarter ended March 31, 2006.


/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
May 23, 2006